                                                                   EXHIBIT 10.19

                                [*#*] CERTAIN CONFIDENTIAL INFORMATION CONTAINED
                                  IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN
                                OMITTED AND FILED SEPARATELY WITH THE SECURITIES
                                    AND EXCHANGE COMMISSION PURSUANT TO RULE 406
                                      OF THE SECURITIES ACT OF 1933, AS AMENDED.

                        UNIVERSITY TECHNOLOGY CORPORATION
                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         This Agreement, effective the last date signatures are affixed hereto, by and between the UNIVERSITY TECHNOLOGY CORPORATION a not-for-profit Colorado corporation having its principal place of business at 3101 Iris Ave., Suite 250, Boulder, Colorado 80301 U.S.A. (hereinafter referred to as UTC), and

                                  MYOGEN, INC.

a corporation duly organized under the laws of Delaware and having its principal place of business at Fitzsimons Bldg. 500, P.O. Box 6366, Aurora, CO 80045-0366 (hereinafter referred to as LICENSEE).

                                    RECITALS

         WHEREAS, UTC is the owner of certain University of Colorado intellectual property, embodied in inventions, patent rights, patents, patent applications, copyrights or proprietary Know-How (as later defined herein and referred to collectively as "Intellectual Property Rights"), related to [*#*]:

         CASE NO:              [*#*]
         PERTAINING TO:        [*#*]
         INVENTORS:            [*#*]

and has the right to grant licenses for aforementioned intellectual property, subject only to a [*#*] United States Government, when applicable; and,

         WHEREAS, UTC desires to have the intellectual property utilized in the public interest and is willing to grant a license such thereunder; and,

         WHEREAS, LICENSEE has represented to UTC in order to induce UTC to enter into this Agreement, that LICENSEE shall commit itself to a diligent program of exploiting such intellectual property commercially so that public utilization and royalty income to UTC shall result therefrom; and,

         WHEREAS, LICENSEE desires to obtain a license under such intellectual property upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the promises and the mutual covenants contained herein the parties agree as follows:



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                              ARTICLE 1 DEFINITIONS

         For the purposes of this Agreement, the following words and phrases shall have the following meanings:

1.1 "LICENSEE" shall include Licensee; any related company of LICENSEE, the voting stock of which is directly or indirectly at least fifty percent (50%) owned or controlled by LICENSEE; an organization which directly or indirectly controls at least fifty percent (50%) of the voting stock of LICENSEE; and, an organization, at least fifty percent (50%) of which is directly or indirectly common to the ownership of LICENSEE.

1.2 "Intellectual Property" shall mean all of the following UTC intellectual property based on inventions and/or discoveries arising from research, work and the like conducted by or under the direction or control of the University of Colorado, including:

    (a) the invention disclosures, the United States and foreign patents, and/or patent applications and/or inventions listed in Appendix A;

    (b) the United States and foreign patents issued from applications covering the disclosures listed in Appendix A and from divisionals and continuations of these applications;

    (c) claims of U.S. and foreign continuation-in-part applications, and of the resulting patents, which claim priority to (a) and/or (b) above, and which are directed to subject matter specifically described in or dominated by the issued or pending claims of U.S. and foreign patent applications covering the disclosures listed in Appendix A;

    (d) claims of all foreign patent applications, and of the resulting patents, which claim priority to (a) and/or (b) above, and which are directed to subject matter described in the United States patents and/or patent applications described in (a), (b), or (c) above; and

    (e) any reissues of patents described in (a), (b), (c), or (d) above.

1.3 A "Licensed Product" shall mean any product or substantial part thereof which:

    (a) is based on the Intellectual Property and/or which is covered in whole or in part by an issued, unexpired claim or a pending claim contained in the Intellectual Property and Know How in the country in which the Licensed Product is made, used or sold;

    (b) is manufactured using a Licensed Process;

    (c) is derived from Intellectual Property and/or Know-How.


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         1.4 A "Licensed Process" shall mean:

            (a) any process which is covered in whole or in substantial part by an issued, unexpired claim or a pending claim contained in the Intellectual Property;

            (b)     is derived from Intellectual Property Rights and/or
                    Know-How.

         1.5 "Net Sales" of LICENSEE and/or its sublicensee shall [*#*].

In the event that the sale is made to an affiliate, the Net Sale will not be less than an equivalent sale to a non-affiliate.

         1.6 "Know-How" shall mean any and all technical data, information, or knowledge and, subject to Section 2.11 below, improvements, developments, enhancements and the like which relate to the Licensed Product, the Licensed Process or the manufacture, marketing, registration, purity, quality, potency, safety, and efficacy of the Licensed Product or Licensed Process and which is not in the public domain, and so long as maintained by the UTC as a trade secret.

         1.7 "Territory" shall mean worldwide

         1.8 "Field of Use" shall mean human heart disease diagnosis, prevention and therapy

         1.9 "Royalty Year" shall mean each consecutive twelve (12) month period commencing with the Effective Date.

         1.10 "Derived From" shall mean products or processes created from manipulating or modifying the Intellectual Property, and which would not be possible but for the existence of the Intellectual Property.

                                 ARTICLE 2 GRANT

         2.1 UTC hereby grants to LICENSEE the exclusive right and license under the Intellectual Property and Know How to make, have made, use, lease, sublicense and sell the Licensed Products, and to practice the Licensed Processes in the Territory for the Field of Use to the end of the term of the last of the patents included in the Intellectual Property, to expire or otherwise terminate, unless sooner terminated according to the terms hereof, and Know-How for a term of twenty (20) years or until such time that the LICENSEE can establish that such Know-How is available in the public domain.

         2.2 LICENSEE agrees that Licensed Products leased or sold in the United States shall be manufactured substantially in the United States.

         2.3 UTC hereby agrees that it will not grant any other license to make, have made, use, lease, sublicense and sell Licensed Products or to utilize Licensed Processes in the Territory for the Field of Use during the period of time commencing with the Effective Date of this Agreement and terminating with the expiration of this Agreement.


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         2.4 UTC reserves the right to allow the University of Colorado and the inventors to practice the Know-How and/or Intellectual Property for its or their own research and educational purposes. It is understood that third parties are not authorized to commercialize the Intellectual Property during the lifetime of this Agreement.

         2.5 LICENSEE shall have the right to enter into sublicensing agreements for the rights, privileges and licenses granted hereunder with UTC permission, such consent not to be unreasonably withheld. LICENSEE shall provide written notification to UTC of those license negotiations with potential sublicensees that involve comprehensive and definitive terms.

         2.6 LICENSEE hereby agrees that every sublicensing agreement to which it shall be a party and which shall relate to the rights, privileges and license granted hereunder shall contain a statement setting forth the time at which LICENSEE's exclusive rights, privileges and license hereunder shall terminate.

         2.7 LICENSEE agrees that any sublicenses granted by it shall provide that the obligations to UTC of this Agreement shall be binding upon the sublicensee as if it were a party to this Agreement.

         2.8 LICENSEE agrees to forward to UTC a copy of any and all sublicense agreements within thirty (30) days of the execution of such sublicense agreements and further agrees to forward to UTC annually a copy of reports received by LICENSEE from its sublicensees during the preceding twelve (12) month period under the sublicenses, as shall be pertinent to a royalty accounting under said sublicense agreements.

         2.9 [*#*]

         2.10 The license granted hereunder shall not be construed to confer any rights upon LICENSEE by assumption, implication, estoppel or otherwise as to any technology not specifically set forth herein.

         2.11 LICENSEE shall own without restriction [*#*] all improvements to the Intellectual Property and Know How, if applicable, or related products which it develops. Improvements made jointly by LICENSEE and UTC, with substantial contributions by both parties, shall be jointly and equally owned by LICENSEE and UTC, without accounting.

                             ARTICLE 3 DUE DILIGENCE

         3.1 LICENSEE shall use commercially reasonable efforts to bring one or more Licensed Products or Licensed Processes to market through a diligent program for exploitation of the Know-How and/or Intellectual Property to commercialize Licensed Products and/or Licensed Processes.

         3.2 In addition, LICENSEE, shall adhere to the following milestones:

            (a) LICENSEE shall deliver to UTC on or before [*#*] a basic business plan and forecast showing the funds, personnel, and time budgeted and planned for development of the Licensed Products and Licensed Processes and




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                    shall provide similar reports or updates, as the case may
                    be, to UTC on an annual basis on or before the ninetieth
                    (90th) day following the close of LICENSEE's fiscal year.

            (b) LICENSEE shall permit an in-plant inspection by UTC on or before [*#*], and thereafter permit in-plant inspections upon reasonable notice and reasonable times by UTC at regular intervals with at least six (6) months between each such inspection.

            (c) LICENSEE together with its sublicensees shall have sold a minimum of Licensed Products according to the following schedule:

                    [*#*]

                    Minimum sales are subject to final negotiations and in-licensing of Enoximone by Myogen from Hoechst Marion Roussel.

         3.3 LICENSEE's failure to perform in accordance with Paragraphs 3.1 and
3.2 above or to pay amounts in lieu thereof shall be grounds for UTC to reduce the exclusive license under this Agreement to a nonexclusive one, provided that at least [*#*] of the Net Sales are achieved, and failing that terminate this Agreement pursuant to Paragraph 13.3 hereof unless both parties renegotiate the Due Diligence plan and mutually agree to revisions thereto.

              ARTICLE 4 MONETARY CONSIDERATION, INCLUDING ROYALTIES

         4.1 For the rights, privileges and license granted hereunder, LICENSEE shall make payments to UTC in the manner hereinafter provided [*#*] or until this Agreement shall be terminated as hereinafter provided:

            (a) LICENSE ISSUE FEE of [*#*] which shall be deemed earned and due immediately upon the execution of this Agreement.

            (b) LICENSE MAINTENANCE FEES of [*#*] per year payable on January 1, 1999 and on January 1 of each year thereafter for the term of this Agreement.

            (c)     RUNNING ROYALTIES AS FOLLOWS:

                    (i) [*#*] of Net Sales [*#*] of the Licensed Products by LICENSEE, [*#*]

                   (ii) the lesser of (A) [*#*] of Net Sales by sublicensees of the Licensed Products or (B) [*#*] of the amount of royalty payments received by LICENSEE from such Net Sales by sublicensees, provided that in no event will this amount exceed [*#*] of sublicensees' Net Sales.


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         In the event of extenuating circumstances, royalty rates for any given technology will be renegotiated in good faith.

            (d) In addition to the foregoing, LICENSEE agrees that it will remit to UTC [*#*] which it may receive from any sublicensee in relation to Licensed Products and/or Licensed Processes and/or Know-How.

            (e)     [*#*]

         4.2 No multiple royalties shall be payable because any Licensed Product, its manufacture, use, lease or sale are or shall be covered by more than one Intellectual Property patent application or Intellectual Property patent licensed under this Agreement.

         4.3 LICENSEE shall be entitled to reduce the royalty rates set forth above in the event that it becomes necessary for the LICENSEE to license intellectual property rights owned by third parties to develop, discover, identify, use, make or sell Licensed Products. Such reduction shall be equal to [*#*] the sum of earned royalties paid to such third parties. However, in no case shall the royalty paid to UTC be less than [*#*] of the amounts otherwise due for Licensed Products.

         4.4 If any Licensed Product is sold in combination with other products which are not within the scope of the Intellectual Property, the royalties due to UTC will be based on [*#*]

         4.5 If this Agreement is not terminated in accordance with other provision hereof, LICENSEE's obligation to pay earned royalties hereunder shall continue until [*#*], on a country by country basis, covering said activity. Thereafter, LICENSEE shall have no obligation with respect to royalties, unless and to the extent any substantial Know How remains, in which case all royalty amounts shall be reduced by [*#*] for a period of [*#*], or such earlier time if such Know How enters the public domain or becomes substantially of no value, after which time all royalty obligations shall cease entirely.

         4.6 Royalty payments shall be paid in United States dollars in Boulder, Colorado or at such other place as UTC may reasonably designate consistent with the laws and regulations controlling in any foreign country. If any currency conversion shall be required in connection with the payment of royalties hereunder, such conversion shall be made by [*#*].

                                ARTICLE 5 OPTIONS

         Minimum Research Support payments, at LICENSEE's discretion of [***] per year, in order to secure, under terms and conditions similar to those of this Agreement, a first option on new inventions in the Field of Use (in the absence of any third-party obligations to the contrary) arising from a specific laboratory, which includes the UCHSC heart tissue bank (the "Tissue Bank") directed by a University of Colorado faculty member. It is understood that LICENSEE commits to at least one year of research support at the Tissue Bank pursuant to the Materials Transfer Agreement between LICENSEE and UCHSC, and that the $59,000 reimbursement under that agreement satisfies the first year of research support under this section Article V of this Agreement. Royalty rates for such licensed acquisitions will be



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identical to those listed herein, plus a one-time Technology Acquisition Fee of five thousand dollars ($5,000).

                          ARTICLE 6 REPORTS AND RECORDS

         6.1 LICENSEE shall keep full, true and accurate books of account containing all particulars that may be necessary for the purpose of showing the amounts payable to UTC hereunder. Said books of account shall be kept at LICENSEE's principal place of business or the principal place of business of the appropriate division of LICENSEE to which this Agreement relates. Said books and the supporting data shall be open at all reasonable times for three (3) years following the end of the calendar year to which they pertain, to the inspection of UTC or its agents for the purpose of verifying LICENSEE's royalty statement or compliance in other respects with this Agreement.

         6.2 LICENSEE, within forty-five (45) days after March 31, June 30, September 30 and December 31, of each year, shall deliver to UTC true and accurate reports, giving such particulars of the business conducted by LICENSEE during the preceding three-month period under the Agreement as shall be pertinent to a royalty accounting hereunder. These shall include at least the following:

             [*#*]

         6.3 With each such report submitted, LICENSEE shall pay to UTC the royalties due and payable under this Agreement. If no royalties shall be due, LICENSEE shall so report.

         6.4 During the period this Agreement is in effect, on or before the ninetieth (90th) day following the close of LICENSEE's fiscal year, LICENSEE shall provide UTC with LICENSEE's certified financial statements for the preceding fiscal year including, at a minimum, a Balance Sheet and an Operating Statement.

         6.5 The royalty payments set forth in this Agreement shall, if overdue, bear interest until payment at the monthly rate of [*#*]. The payment of such interest shall not foreclose UTC from exercising any other rights it may have as a consequence of the lateness of any payment.

                          ARTICLE 7 PATENT PROSECUTION

         7.1 LICENSEE, in its sole discretion, shall apply for, seek issuance of, and maintain during the term of this Agreement the Intellectual Property Rights in [*#*]. The prosecution, filing and maintenance of all Intellectual Property patents and applications shall be the primary responsibility of LICENSEE. However, UTC shall have reasonable opportunities to advise LICENSEE and shall cooperate with LICENSEE in such prosecution, filing and maintenance. In the event LICENSEE abandons efforts in this regard, UTC may assume such responsibilities at its own expense.

         7.2 Payment of all fees & costs relating to the filing, prosecution, & maintenance of the Intellectual Property shall be the responsibility of Licensee, as long as the license under this Agreement remains exclusive.


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                             ARTICLE 8 INFRINGEMENT

         8.1 Either party shall inform the other promptly in writing of any alleged infringement of the Intellectual Property Rights by a third party and of any available evidence thereof.

         8.2 During the term of this Agreement, UTC shall have the right, but shall not be obligated, to prosecute at its own expense any such infringements of the Intellectual Property Rights. If UTC prosecutes any such infringement, UTC agrees that LICENSEE may join UTC as a party plaintiff in any such suit, without expense to LICENSEE. The total cost of any such infringement action commenced or defended solely by UTC shall be borne by UTC and UTC shall keep any recovery or damages for past infringement derived therefrom.

         8.3 If within six (6) months after having been notified of any alleged infringement or such shorter time prescribed by law, UTC shall have been unsuccessful in persuading the alleged infringer to desist and shall not have brought and shall not be diligently prosecuting an infringement action, or if UTC shall notify LICENSEE at any time prior thereto of its intention not to bring suit against any alleged infringer, then, and in those events only, LICENSEE shall have the right, but shall not be obligated, to prosecute [*#*] any infringement of the Intellectual Property, and LICENSEE may, for such purposes, use the name of UTC as party plaintiff; provided, however, that such right to bring an infringement action shall remain in effect only for so long as the license granted herein remains exclusive. No settlement, consent judgment or other voluntary final disposition of the suit may be entered into without the consent of UTC, which consent shall not unreasonably be withheld. [*#*]
LICENSEE shall keep any recovery or damages for past infringement derived therefrom when the cost of such action is borne solely by LICENSEE.

         8.4 In the event that LICENSEE and UTC jointly shall undertake the enforcement and/or defense of the Intellectual Property by litigation, then all costs and judgments shall [*#*].

         8.5 In the event that a declaratory judgment action alleging invalidity or noninfringement of any of the Intellectual Property shall be brought against LICENSEE, UTC at its option, shall have the right, within thirty (30) days after commencement of such action, to intervene and take over the sole defense of the action at its own expense.

         8.6 In any infringement suit as either party may institute to enforce the Intellectual Property Rights pursuant to this Agreement, the other party hereto shall, at the request and expense of the party initiating such suit, cooperate in all respects and, to the extent possible, have its employees testify when requested and make available relevant records, papers, information, samples, specimens, and the like.

         8.7 In the event of any infringement or likely infringement by LICENSEE's use, manufacture or sale of any of the Intellectual Property, Know How, Licensed Product, or Licensed Process of any third party's intellectual property (collectively, "Infringing Rights"), UTC shall, together with LICENSEE, cooperate in good faith and on a mutual and reasonable basis, with each party responsible for its respective expenses:


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            (a)     To negotiate and settle any dispute with any such third
                    party concerning the Infringing Rights, and otherwise resolve any such infringement and secure LICENSEE's continued rights to the Infringing Rights; and

            (b) To make a reasonable and equitable adjustment, if any, to the royalties paid or otherwise due under this Agreement in respect of licenses or other rights obtained by LICENSEE from third parties under such Infringing Rights in order for LICENSEE to continue to exercise rights granted under this Agreement.

         8.8 In no event shall any party to this Agreement be liable for indirect, consequential or similar damages, even if advised of the possibility of such liability.

                           ARTICLE 9 PRODUCT LIABILITY

         9.1 LICENSEE shall at all times during the term of this Agreement and thereafter, indemnify, defend and hold UTC, its trustees, board members, officers, employees and affiliates, as well as those of the University of Colorado harmless against all claims and expenses, including legal expenses and reasonable attorney's fees, arising out of the death of or injury to any person or persons or out of any damage to property and against any other claim, proceeding, demand, expense and liability of any kind whatsoever resulting from the production, manufacture, sale, use, lease, consumption or advertisement of the Licensed Products and/or Licensed Processes by LICENSEE pursuant to this Agreement.

         9.2 LICENSEE shall obtain and carry in full force and effect liability insurance which shall protect LICENSEE and UTC in regard to events covered by Paragraph 9.1 above.

         9.3 EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, UTC MAKES NO REPRESENTATIONS AND EXTENDS NO WARRANTIES OF ANY KIND, EITHER EXPRESS OR IMPLIED, INCLUDING BUT NOT LIM[ITED TO WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, AND VALIDITY OF INTELLECTUAL PROPERTY RIGHTS CLAIMS, ISSUED OR PENDING.

                           ARTICLE 10 EXPORT CONTROLS

         It is understood that UTC is subject to United States laws and regulations controlling the export of technical data, computer software, laboratory prototypes and other commodities (including the Arms Export Control Act, as amended and the Export Administration Act of 1979), and that its obligations hereunder are contingent on compliance with applicable United States export laws and regulations. The transfer of certain technical data and commodities may require a license from the cognizant agency of the United States Government and/or written assurances by LICENSEE that LICENSEE shall not export data or commodities to certain foreign countries without prior approval of such agency. UTC neither represents that a license shall not be required nor that, if required, it shall be issued.




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                           ARTICLE 11 NON-USE OF NAMES

         LICENSEE shall not use the names of UTC and/or the University of Colorado nor any of their employee's, nor any adaptation thereof, in any press release, advertising, promotional or sales literature without prior written consent obtained from UTC in each case, not to be unreasonably withheld or delayed, except that LICENSEE may state that it is licensed by UTC and the University of Colorado under one or more of the patents and/or applications comprising the Intellectual Property Rights. UTC has the right to state the existence of this license, the subject matter, and the LICENSEE, though any terms and details cannot be a released to the public without the written consent of LICENSEE.

                              ARTICLE 12 ASSIGNMENT

         This Agreement is not assignable and any attempt to do so shall be void; provided, however, that either party may assign this Agreement to any party acquiring all or substantially all of the assets and business of such party.

                             ARTICLE 13 TERMINATION

         13.1 If LICENSEE shall cease to carry on its business or initiate or conduct actions in order to declare a state of bankruptcy, this Agreement shall terminate upon notice by UTC.

         13.2 Should LICENSEE fail to pay UTC royalties due and payable hereunder, UTC shall have the right to terminate this Agreement on thirty (30) days' notice, unless LICENSEE shall pay UTC within the thirty (30) day period, all such royalties and interest due and payable. Upon the expiration of the thirty (30) days period, if LICENSEE shall not have paid all such royalties and interest due and payable, the rights, privileges and license granted hereunder shall terminate.

         13.3 Upon any material breach or default of this Agreement by LICENSEE, other than those occurrences set out in Paragraphs 13.1 and 13.2 hereinabove, which shall always take precedence in that order over any material breach or default referred to in this Paragraph 13.3, UTC shall have the right to terminate this Agreement and the rights, privileges and license granted hereunder by ninety (90) days' notice to LICENSEE. Such termination shall become effective unless LICENSEE shall have cured any such breach or default prior to the expiration of the ninety (90) day period.

         13.4 LICENSEE shall have the right to terminate this Agreement at any time on six (6) months' notice to UTC, [*#*].

         13.5 UTC may terminate this Agreement upon the occurrence of the third separate instance of LICENSEE's failure to pay royalties when due within any consecutive three (3) year period.

         13.6 Upon termination of this Agreement for any reason, nothing herein shall be construed to release either party from any obligation that matured prior to the effective date of such termination. LICENSEE and any sublicensee thereof may, however, after the effective date



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of such termination, sell all Licensed Products, and complete Licensed Products in the process of manufacture at the time of such termination and sell the same, provided that LICENSEE shall pay to UTC the royalties thereon as required by
Article IV of this Agreement and shall submit the reports required by Article VI hereof on the sales of Licensed Products.

         13.7 Upon termination of this Agreement for any reason, any sublicensee not then in default shall have the right to seek a license from UTC.

              ARTICLE 14 PAYMENTS, NOTICES AND OTHER COMMUNICATIONS

         Any payment, notice or other communication pursuant to this Agreement shall be sufficiently made or given on the date of mailing if sent to such party by certified first class mail, postage prepaid, addressed to it at its address below or as it shall designate by written notice given to the other party:

         In the case UTC:         UNIVERSITY TECHNOLOGY CORPORATION:
                                  3101 Iris Ave., Suite 250
                                  Boulder, Colorado 80301
                                  Attn:  Michael G. Gabridge, Ph.D., President
                                           and CEO

         In the case of LICENSEE: MYOGEN, INC.:
                                  Fitzsimons Bldg. 500, P.O. Box 6366
                                  Aurora, CO 80045-0366
                                  Attn: J. William Freytag, President

           ARTICLE 15 PUBLICATIONS ARISING FROM LICENSEE R & D SUPPORT

         15.1 LICENSEE recognizes that UTC's relationship with the University of Colorado requires that the results of University of Colorado's research must be publishable and agrees that University of Colorado personnel engaged in research pertinent to Know-How and/or Intellectual Property shall be permitted to present at symposia, national or regional professional meetings and to publish in journals, theses or dissertations, or otherwise of their own choosing, methods and results of research, provided, however, that LICENSEE shall have been furnished copies of any proposed publication or presentation at least forty-five
(45) days in advance of the submission of such proposed publication or presentation to a journal, editor or other third party when LICENSEE has provided the majority of the research funding which lead to the results presented in manuscript form.

         15.2 LICENSEE shall have thirty (30) days, after receipt of said copies, to object to such proposed presentation or proposed publication pursuant to Article 15.1 above, either because there is patentable subject matter which needs protection and/or there is confidential information of LICENSEE contained in the proposed publication or presentation. In the event that LICENSEE makes such objection, the University of Colorado personnel shall refrain from making such publication or presentation for a maximum of three (3) months in order for the LICENSEE to file patent applications with the United States Patent and Trademark Office and/or foreign patent office(s) directed to the Patentable subject matter contained in the proposed publication or presentation.


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                            ARTICLE 16 MISCELLANEOUS

         16.1 This Agreement shall be construed, governed, interpreted and applied in accordance with the laws of the State of Colorado, USA, except that questions affecting the construction and effect of any patent shall be determined by the law of the country in which the patent was granted.

         16.2 The parties hereto acknowledge that this Agreement sets forth the entire Agreement and understanding of the parties hereto as to the subject matter hereof, and shall not be subject to any change or modification except by the execution of a written instrument subscribed to by the parties hereto.

         16.3 The provisions of this Agreement are severable, and in the event that any provisions of this Agreement shall be determined to be invalid or unenforceable under any controlling body of the law, such invalidity or unenforceability shall not in any way affect the validity or enforceability of the remaining provisions hereof.

         16.4 LICENSEE agrees to mark or otherwise identify the Licensed Products sold in the United States with all applicable United States patent numbers. All Licensed Products shipped to or sold in other countries shall be marked in such a manner as to conform with the patent laws and practice of the country of manufacture or sale.

         16.5 The failure of either party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party.

         16.6 This Agreement may be executed in counterpart, and may be executed and delivered by facsimile.



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         IN WITNESS WHEREOF, the parties have hereunto set their hands and seals and duly executed this Agreement the day and year set forth below, effective the later of the dates below.



UNIVERSITY TECHNOLOGY CORPORATION


By:               /s/ Michael G. Gabridge
         --------------------------------------------
         Michael G. Gabridge, Ph.D.
         President and CEO

Date:             Sept 1, 1998
         --------------------------------------------


MYOGEN, INC.


By:               /s/ J. William Freytag
         --------------------------------------------
         J. William Freytag
         President

Date:             01-Sep '98
         --------------------------------------------




                                             *#*CONFIDENTIAL TREATMENT REQUESTED

License Agreement
Page 14



                                   APPENDIX A

[*#*]

                                             *#*CONFIDENTIAL TREATMENT REQUESTED

                        UNIVERSITY TECHNOLOGY CORPORATION

                                  AMENDMENT TO
                     INTELLECTUAL PROPERTY LICENSE AGREEMENT

         THIS AMENDMENT dated effective as of January 26, 2001 ("Effective Date"), is to that certain Intellectual Property License Agreement ("License Agreement") executed September 1, 1998, between UNIVERSITY TECHNOLOGY CORPORATION, a Colorado nonprofit corporation ("UTC") and MYOGEN, INC. ("Myogen"), a Delaware corporation, having its principal place of business at 7577 W. 103rd Avenue, Westminster, Colorado. Unless otherwise provided, the capitalized terms used herein have the same meaning as attributed to them in the License Agreement.

         WHEREAS, under the License Agreement, UTC licensed certain Intellectual Property on an exclusive basis to Myogen, and

         WHEREAS, [*#*] is an employee of the University of Colorado ("CU") and one of the inventors of the Intellectual Property relating to [*#*] (the "Subject Technology"), and

         WHEREAS, [*#*] desires to conduct research using the Subject Technology under a sponsored research agreement entitled, [*#*] (the "Sponsored Research Agreement") sponsored by a third-party corporate entity (the "Sponsor"), and

         WHEREAS, Myogen believes that research under the Sponsored Research Agreement has the potential to further validate the utility of the Subject Technology,

         NOW THEREFORE, in consideration of the mutual covenants and agreements by the parties, the parties agree as follows:

         1. Amendment to License Agreement. The parties agree that as of the Effective Date, the Subject Technology may be used by [*#*] in his work under the Sponsored Research Agreement.

         2. Commercialization. The parties agree that notwithstanding Section
2.4 of the License Agreement, the Sponsor may exploit and commercialize the data or results of the Sponsored Research Agreement in the laboratories of [*#*] as it may determine in its sole discretion [*#*].

         3. No Other Amendment. Except as amended herein, the terms of the License Agreement remain in full force and effect.


                                       1.


                                            *** CONFIDENTIAL TREATMENT REQUESTED

         IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the Effective Date.

UNIVERSITY TECHNOLOGY                  MYOGEN, INC
CORPORATION


By:  /s/ Jerry Donahue                 By:  /s/ J. William Freytag
   --------------------------------       --------------------------------------
     Jerry Donahue, President               J. William Freytag, Ph.D., President


                                       2.


                                          [*#*] CONFIDENTIAL TREATMENT REQUESTED